                                                                   EXHIBIT 99.02




                                    FORM 11-K


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  ANNUAL REPORT


                  PURSUANT TO SECTION 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                     FOR FISCAL YEAR ENDED OCTOBER 31, 1998
                         COMMISSION FILE NUMBER 1-4171


                            KELLOGG COMPANY SALARIED
                           SAVINGS AND INVESTMENT PLAN
                            (Full Title of the Plan)
                       - - - - - - - - - - - - - - - - - -


                                 KELLOGG COMPANY
                                (Name of Issuer)

                               ONE KELLOGG SQUARE
                        BATTLE CREEK, MICHIGAN 49016-3599
                          (Principal Executive Office)

KELLOGG COMPANY SALARIED
SAVINGS AND INVESTMENT PLAN
FINANCIAL STATEMENTS
AND ADDITIONAL INFORMATION
OCTOBER 31, 1998

KELLOGG COMPANY SALARIED
SAVINGS AND INVESTMENT PLAN

INDEX TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
--------------------------------------------------------------------------------


                                                                                                 PAGE
REPORT OF INDEPENDENT ACCOUNTANTS                                                                  1

FINANCIAL STATEMENTS AS OF OCTOBER 31, 1998 AND 1997 AND FOR THE YEARS THEN
  ENDED:

   Statement of net assets available for benefits, with fund information                          2-4

   Statement of changes in net assets available for benefits, with
     fund information                                                                             5-7

   Notes to financial statements                                                                 8-13

ADDITIONAL INFORMATION:

   Item 27a - Schedule of assets held for investment
     purposes - October 31, 1998                                                                  14

   Item 27b - Schedule of loans or fixed income obligations -
     October 31, 1998                                                                             15

   Item 27d - Schedule of reportable transactions -
     year ended October 31, 1998                                                                  16



                        REPORT OF INDEPENDENT ACCOUNTANTS

To the ERISA Finance Committee
and Participants of the Kellogg Company
Salaried Savings and Investment Plan


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Kellogg Company Salaried Savings and Investment Plan at October 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included on pages 14-16 is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The additional information and the fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ PriceWaterhouseCoopers LLP
    PRICEWATERHOUSECOOPERS LLP

Battle Creek, Michigan
March 18, 1999

KELLOGG COMPANY SALARIED                                                       2
SAVINGS AND INVESTMENT PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1998
--------------------------------------------------------------------------------



                                                                                                      U.S.         KELLOGG
                                                                          BOND         FIXED         EQUITY        COMPANY
                                                         LOAN            INDEX        INCOME         INDEX          STOCK
                                           TOTAL         FUND             FUND         FUND           FUND           FUND
ASSETS:
Receivables:
    Employer contributions            $    117,351   $       --      $      5,050   $     25,693   $     45,887   $     34,740
    Employee contributions                 297,580                         14,452         69,700        135,938         57,924
    Employee loan repayments                  --          (36,455)          1,104         11,420         14,092          8,011
    Interest                                 1,521                             37            212            842            422
                                      ------------   ------------    ------------   ------------   ------------   ------------
        Total receivables                  416,452        (36,455)         20,643        107,025        196,759        101,097
                                      ------------   ------------    ------------   ------------   ------------   ------------

Investments:
    Plan's interest in Master Trust    466,657,474                     16,849,994    237,312,736    151,593,421     44,571,805
    Loans to participants                4,714,004      4,714,004
                                      ------------   ------------    ------------   ------------   ------------   ------------
        Total investments              471,371,478      4,714,004      16,849,994    237,312,736    151,593,421     44,571,805
                                      ------------   ------------    ------------   ------------   ------------   ------------
Total assets                           471,787,930      4,677,549      16,870,637    237,419,761    151,790,180     44,672,902
                                      ------------   ------------    ------------   ------------   ------------   ------------

LIABILITIES:
Benefits payable                           124,349                                       118,621          5,728
Investment services fees                   321,101                         16,667        165,563         97,149         29,232
                                      ------------   ------------    ------------   ------------   ------------   ------------
Total liabilities                          445,450           --            16,667        284,184        102,877         29,232
                                      ------------   ------------    ------------   ------------   ------------   ------------
Net assets available for benefits     $471,342,480   $  4,677,549    $ 16,853,970   $237,135,577   $151,687,303   $ 44,643,670
                                      ============   ============    ============   ============   ============   ============


See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                       3
SAVINGS AND INVESTMENT PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1998 (CONTINUED)
--------------------------------------------------------------------------------


                                             LARGE           SMALL
                                            COMPANY         COMPANY      INTERNATIONAL   CONSERVATIVE   AGGRESSIVE
                                            EQUITY          EQUITY          EQUITY         PRE-MIXED     PRE-MIXED
                                             FUND            FUND            FUND            FUND          FUND
ASSETS:
Receivables:
    Employer contributions               $    2,118      $    1,141      $      825      $      588      $    1,309
    Employee contributions                    6,911           3,891           2,559           2,035           4,170
    Employee loan repayments                  1,031             347             224             172              62
    Interest
                                         ----------      ----------      ----------      ----------      ----------
        Total receivables                    10,060           5,379           3,608           2,795           5,541
                                         ----------      ----------      ----------      ----------      ----------

Investments:
    Plan's interest in Master Trust       5,186,415       2,739,634       1,569,488       3,581,656       3,252,325
    Loans to participants
                                         ----------      ----------      ----------      ----------      ----------
        Total investments                 5,186,415       2,739,634       1,569,488       3,581,656       3,252,325
                                         ----------      ----------      ----------      ----------      ----------
Total assets                              5,196,475       2,745,013       1,573,096       3,584,451       3,257,866
                                         ----------      ----------      ----------      ----------      ----------

LIABILITIES:
Benefits payable
Investment services fees                      4,026           2,039           1,411           2,589           2,425
                                         ----------      ----------      ----------      ----------      ----------
Total liabilities                             4,026           2,039           1,411           2,589           2,425
                                         ----------      ----------      ----------      ----------      ----------
Net assets available for benefits        $5,192,449      $2,742,974      $1,571,685      $3,581,862      $3,255,441
                                         ==========      ==========      ==========      ==========      ==========


See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                       4
SAVINGS AND INVESTMENT PLAN


STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                                                                       U.S.         KELLOGG
                                                                           BOND         FIXED         EQUITY        COMPANY
                                                        LOAN               INDEX       INCOME          INDEX         STOCK
                                          TOTAL         FUND               FUND         FUND           FUND          FUND
ASSETS:
Receivables:
    Employer contributions             $    427,924   $       --     $     15,699   $    101,037   $    200,915   $    110,273
    Employee contributions                  266,297                                      266,297
    Interest                                  4,242                                        4,242
                                       ------------   ------------   ------------   ------------   ------------   ------------
        Total receivables                   698,463           --           15,699        371,576        200,915        110,273
                                       ------------   ------------   ------------   ------------   ------------   ------------

Investments:
    Plan's interest in Master Trust     209,461,284                    10,510,300     13,236,293    134,577,719     51,136,972
    Guaranteed investment contracts     234,272,998                                  234,272,998
    Loans to participants                 4,696,214      4,696,214
    TBC Pooled Funds Daily Liquidity         20,922                                       20,922
                                       ------------   ------------   ------------   ------------   ------------   ------------
        Total investments               448,451,418      4,696,214     10,510,300    247,530,213    134,577,719     51,136,972
                                       ------------   ------------   ------------   ------------   ------------   ------------
Total assets                            449,149,881      4,696,214     10,525,999    247,901,789    134,778,634     51,247,245
                                       ------------   ------------   ------------   ------------   ------------   ------------

LIABILITIES:
Investment services fees                     55,869                         1,573         22,216         30,553          1,527
                                       ------------   ------------   ------------   ------------   ------------   ------------
Net assets available for benefits      $449,094,012   $  4,696,214   $ 10,524,426   $247,879,573   $134,748,081   $ 51,245,718
                                       ============   ============   ============   ============   ============   ============


See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                       5
SAVINGS AND INVESTMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION FOR THE YEAR ENDED OCTOBER 31, 1998
--------------------------------------------------------------------------------

                                                                                                           U.S.           KELLOGG
                                                                            BOND            FIXED         EQUITY         COMPANY
                                                            LOAN           INDEX            INCOME        INDEX          STOCK
                                             TOTAL          FUND            FUND             FUND          FUND           FUND
Contributions:
    Employer                           $   7,026,760   $        --     $     288,086   $   1,591,419  $   3,211,632  $   1,845,034
    Employee                              16,315,254                         810,657       3,819,005      8,441,530      3,062,518
    Loans repaid                               1,521      (2,767,734)         88,772         896,009      1,186,695        568,734
    Rollovers from other
      qualified plans                      2,078,031                         141,408         369,562      1,007,585        486,698
                                       -------------   -------------   -------------   -------------  -------------  -------------
        Total contributions               25,421,566      (2,767,734)      1,328,923       6,675,995     13,847,442      5,962,984
                                       -------------   -------------   -------------   -------------  -------------  -------------

Earnings on Investments:
    Plan's interest in income of
      Master Trust                        25,921,688                       1,507,256       5,900,659     28,781,742    (10,476,779)
    Interest income                       10,137,312         438,616                       9,698,696
    Trustee fees                             (48,766)                         (1,162)        (26,908)       (14,988)        (5,708)
    Administrative fees                     (587,747)                        (25,050)       (309,570)      (173,873)       (62,612)
                                       -------------   -------------   -------------   -------------  -------------  -------------
        Total earnings on
          investments, net                35,743,588         438,616       1,481,044      15,262,877     28,592,881    (10,545,099)
                                       -------------   -------------   -------------   -------------  -------------  -------------

Net transfers between funds                     --                         4,758,562      (5,754,246)   (15,529,550)       660,962
Participant withdrawals                  (38,759,279)       (236,743)     (1,136,875)    (26,127,289)    (8,946,400)    (2,259,426)
New loans distributions                         --         2,513,955         (82,343)       (759,436)    (1,117,413)      (521,324)
Net transfers between Plans                  163,694          33,241         (19,767)        (41,897)        92,262         99,855
                                       -------------   -------------   -------------   -------------  -------------  -------------
Net increase (decrease)                   22,248,468         (18,665)      6,329,544     (10,743,996)    16,939,222     (6,602,048)
Net assets available for benefits at
  beginning of year                      449,094,012       4,696,214      10,524,426     247,879,573    134,748,081     51,245,718
                                       -------------   -------------   -------------   -------------  -------------  -------------
Net assets available for benefits at
  end of year                          $ 471,342,480   $   4,677,549   $  16,853,970   $ 237,135,577  $ 151,687,303  $  44,643,670
                                       =============   =============   =============   =============  =============  =============


See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                       6
SAVINGS AND INVESTMENT PLAN


STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION FOR THE YEAR ENDED OCTOBER 31, 1998 (CONTINUED)
--------------------------------------------------------------------------------


                                                       LARGE            SMALL
                                                      COMPANY          COMPANY    INTERNATIONAL      CONSERVATIVE       AGGRESSIVE
                                                      EQUITY           EQUITY        EQUITY            PRE-MIXED         PRE-MIXED
                                                       FUND             FUND          FUND               FUND              FUND
Contributions:
    Employer                                       $    32,114      $    21,306    $    13,513       $    11,322       $    12,334
    Employee                                            58,645           34,852         21,982            13,771            52,294
    Loans repaid                                         9,372            4,075          3,077             7,686             4,835
    Rollovers from other qualified plans                17,870            1,797                           45,524             7,587
                                                   -----------      -----------    -----------       -----------       -----------
        Total contributions                            118,001           62,030         38,572            78,303            77,050
                                                   -----------      -----------    -----------       -----------       -----------

Earnings on Investments:
    Plan's interest in income of Master Trust          133,144          (61,486)        30,405            78,621            28,126
    Interest income
    Trustee fees
    Administrative fees                                 (5,553)          (2,615)        (1,763)           (3,509)           (3,202)
                                                   -----------      -----------    -----------       -----------       -----------
        Total earnings on investments, net             127,591          (64,101)        28,642            75,112            24,924
                                                   -----------      -----------    -----------       -----------       -----------

Net transfers between funds                          4,972,289        2,749,194      1,521,582         3,433,950         3,187,257
Participant withdrawals                                (20,544)          (2,965)       (16,388)           (3,837)           (8,812)
New loan distributions                                  (4,888)          (1,184)          (723)           (1,666)          (24,978)
Net transfers between Plans
                                                   -----------      -----------    -----------       -----------       -----------
Net increase (decrease)                              5,192,449        2,742,974      1,571,685         3,581,862         3,255,441

Net assets available for benefits at
  beginning of year                                       --               --             --                --                --
                                                   -----------      -----------    -----------       -----------       -----------

Net assets available for benefits at
  end of year                                      $ 5,192,449      $ 2,742,974    $ 1,571,685       $ 3,581,862       $ 3,255,441
                                                   ===========      ===========    ===========       ===========       ===========


See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                       7
SAVINGS AND INVESTMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION FOR THE YEAR ENDED OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                                                                            U.S.         KELLOGG
                                                                             BOND          FIXED           EQUITY        COMPANY
                                                            LOAN            INDEX         INCOME           INDEX          STOCK
                                            TOTAL           FUND             FUND           FUND            FUND           FUND
Contributions:
    Employer                           $   5,720,190   $        --    $     227,627   $   1,704,900   $   2,305,661  $   1,482,002
    Employee                              13,930,880                        612,257       4,537,488       6,567,524      2,213,611
    Loans repaid                                --        (2,504,968)        72,536         976,226         981,527        474,679
    Rollovers from other
      qualified plans                      3,258,456         132,940        231,832         512,818       1,693,361        687,505
                                       -------------   -------------  -------------   -------------   -------------  -------------
        Total contributions               22,909,526      (2,372,028)     1,144,252       7,731,432      11,548,073      4,857,797
                                       -------------   -------------  -------------   -------------   -------------  -------------

Earnings on Investments:
    Plan's interest in income of
      Master Trust                        42,838,918                        846,887         877,745      28,602,004     12,512,282
    Interest income                       16,935,316         406,769                     16,528,547
    Trustee fees                             (16,540)                          (380)        (10,980)         (3,575)        (1,605)
    Administrative fees                     (210,509)                        (4,370)       (142,590)        (45,761)       (17,788)
                                       -------------   -------------  -------------   -------------   -------------  -------------
        Total earnings on
          investments, net                59,547,185         406,769        842,137      17,252,722      28,552,668     12,492,889
                                       -------------   -------------  -------------   -------------   -------------  -------------

Net transfers between funds                                                 164,008     (15,749,040)     15,499,371         85,661
Participant withdrawals                  (36,330,356)       (189,123)      (886,131)    (28,472,787)     (4,524,626)    (2,257,689)
New loans distributions                         --         2,179,693        (89,823)       (880,617)       (839,830)      (369,423)
Net transfers between Plans                  158,642          20,666          2,038         115,089          (9,432)        30,281
                                       -------------   -------------  -------------   -------------   -------------  -------------
Net increase (decrease)                   46,284,997          45,977      1,176,481     (20,003,201)     50,226,224     14,839,516
Net assets available for benefits at
  beginning of year                      402,809,015       4,650,237      9,347,945     267,882,774      84,521,857     36,406,202
                                       -------------   -------------  -------------   -------------   -------------  -------------
Net assets available for benefits at
  end of year                          $ 449,094,012   $   4,696,214  $  10,524,426   $ 247,879,573   $ 134,748,081  $  51,245,718
                                       =============   =============  =============   =============   =============  =============

See accompanying notes to financial statements

KELLOGG COMPANY                                                                8
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING

     The Kellogg Company Salaried Savings and Investment Plan ("the Plan") operates as a qualified defined contribution plan and was established under
     Section 401(k) of the Internal Revenue Code. The accounts of the Plan are maintained on the accrual basis. Expenses of administration are paid by the Plan.

     INVESTMENTS

     All investments are reported at current quoted market values except for guaranteed insurance contracts, which are reported at contract value and represent contributions made plus interest at the contract rate. The following investments exceeded five percent of the net assets available for benefits at October 31, 1998 or 1997:


                                                               INTEREST                   OCTOBER 31,
          DESCRIPTION                                           RATE             1998                     1997
          Putnam Horizon Managed Synthetic
            GIC Fund                                            Variable     $        -          $       31,701,110
          Brundage Story & Rose Managed
            Synthetic GIC Fund                                  Variable                                 32,009,730
          Allstate Life Ins. GAC #5686-01                       8.13%                                    28,210,134
          John Hancock GAC #7606                                7.87%                                    27,302,372
          New York Life GAC #30320002                           6.72%                                    32,347,720
          Plan's interest in Master Trust                       Variable        466,657,474             209,461,284

     During 1998, the Plan's investments in guaranteed insurance contracts were transferred to the Kellogg Company Master Trust.

     ALLOCATION OF NET INVESTMENT INCOME TO PARTICIPANTS

     Subsequent to August 1, 1998, net investment income is allocated to participants daily, in proportion to their respective ownership on that day. Prior to August 1, 1998, net investment income related to the respective investment options was allocated monthly to participant accounts in proportion to their respective ownership at the beginning of the month. This change was made concurrent with changes in the Plan that allows participants to make changes to investment elections on a daily basis. Previously, such changes were only permitted on a monthly basis.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan's management to make estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements and changes in net assets available for benefits during the reporting period. Actual results could differ from those estimates.

KELLOGG COMPANY                                                                9
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


2.   PROVISIONS OF THE PLAN

     PLAN ADMINISTRATION

     The Plan is administered by the ERISA Administrative Committee appointed by Kellogg Company.

     PLAN PARTICIPATION

     Generally, all salaried employees of Kellogg Company and its U.S. subsidiaries are eligible to participate in the Plan.

     Subject to limitations prescribed by the Internal Revenue Service, participants may elect to contribute from 1 percent to 16 percent of their annual wages. Employee contributions not exceeding 5 percent of wages are matched by Kellogg Company at an 80 percent rate, with 12.5 percent of the Company match restricted for investment in the Kellogg Company stock fund. Employees may contribute to the Plan from their date of hire; however, the monthly contributions are not matched by the Company until the participant has completed one year of service.

     Participants of the Plan may elect to invest the contributions to their accounts as well as their account balances in equity, bond, fixed income or Kellogg Company stock funds or a combination thereof in multiples of one percent. Following is a summary of the Plan's investment options:

        The BOND INDEX FUND invests only in top-rated securities, as well as certain mortgage-backed securities to compensate for yield. This fund seeks to meet or exceed the total return of the Lehman Brothers Government/Corporate Bond Index, a standard benchmark for this type of fund.

        The FIXED INCOME FUND invests primarily in investment contracts issued by a diversified group of insurance companies and other financial institutions. This fund seeks to provide a generally steady level of current income, plus stability of principal.

        The U.S. EQUITY INDEX FUND buys and holds securities in the same capitalization weight ratio as they appear in the S&P 500 Index. Securities are traded only when there is contribution or redemption activity, a change in the composition of the Index or the receipt of dividend income.

        The KELLOGG COMPANY STOCK FUND provides returns in the form of dividend income and stock price changes. Return is based solely on the Company's stock performance.

        The LARGE COMPANY EQUITY FUND is a value-oriented growth and income fund. The fund seeks investment opportunities in U.S. common stocks that are not overly recommended and are considered to be good values.

KELLOGG COMPANY SALARIED                                                      10
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.   PROVISIONS OF THE PLAN (CONTINUED)

        The SMALL COMPANY EQUITY FUND invests primarily in common stocks of small, rapidly growing U.S. Companies. The fund seeks to provide long-term growth of capital and income by investing in U.S.-based equity securities.

        The INTERNATIONAL EQUITY FUND invests in common and preferred stocks, convertibles, American Depositary Receipts, Global Depositary Receipts, bonds (generally rated "A" or better), government securities, nonconvertible preferred stocks, and cash. At least 65% of assets will be invested in issuers in Europe or the Pacific Basin.

        The CONSERVATIVE PRE-MIXED FUND is a combination of the Fixed Income Fund (10%), the Bond Index Fund (50%), the U.S. Equity Index Fund (20%), the International Equity Fund (10%) and the Small Company Equity Fund (10%).

        The AGGRESSIVE PRE-MIXED FUND is a combination of the U.S. Equity Index Fund (25%), the Large Company Equity Fund (25%), the International Equity Fund (20%) and the Small Company Equity Fund (30%).

     VESTING

     Participant account balances are fully vested.

     PARTICIPANT LOANS

     Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balance. Loan transactions are treated as transfers between the Loan fund and the other funds. Loan terms range from 12 to 60 months. Interest is paid at a constant rate equal to one percent over the prime rate in the month the loan begins. Principal and interest are paid ratably through monthly payroll deductions. Loans that are considered to be uncollectible at year end result in the outstanding principal being considered a hardship withdrawal from the participant's plan account.

     PARTICIPANT DISTRIBUTIONS

     Participants may elect to withdraw all or a portion of their contributions made after October 31, 1978, plus related net investment income. The withdrawal of any participant contributions which were not previously subject to income tax is restricted by Internal Revenue Service regulations. Under certain circumstances and subject to approval by the Trustees, participants may request withdrawal of a portion of Company contributions and their own contributions made prior to November 1, 1978, including net investment income thereon.

KELLOGG COMPANY                                                               11
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.   PROVISIONS OF THE PLAN (CONTINUED)

     Participants who terminate employment before retirement, by reasons other than death or disability, may remain in the Plan or receive payment of their account balances in a lump sum. If the account balance is less than $3,500 the terminated participant will re6ceive the account balance in a lump sum.

     Participants are eligible to retire from the Company at age 62, upon reaching 55 with 20 years of service, or after 30 years of service. Upon retirement, disability, or death, a participant's account balance may be received in a lump sum or installment payments.

3.   INCOME TAX STATUS

     The Plan administrator has received a favorable letter from the Internal Revenue Service dated November 25, 1996 regarding the Plan's qualification under applicable income tax regulations as an entity exempt from federal income taxes.

4.   MASTER TRUST

     Assets of the Plan have been combined for investment purposes with assets of the Kellogg Company American Federation of Grain Millers Savings and Investment Plan and Kellogg Company sponsored pension plans in a Master Trust.

     The Plan has an undivided interest in the net assets held in the Master Trust in which interests are determined on the basis of cumulative funds specifically contributed on behalf of the Plan adjusted for an allocation of income. Such income allocation is based on the Plan's funds available for investment during the year.

     Master Trust net assets at October 31, 1998 and 1997 and the changes in net assets for the periods then ended are as follows:

KELLOGG COMPANY SALARIED                                                      12
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
4. MASTER TRUST (CONTINUED)

                          KELLOGG COMPANY MASTER TRUST
     SCHEDULE OF ASSETS AND LIABILITIES FOR MASTER TRUST INVESTMENT ACCOUNTS




                                                         PENSION PLANS                    SAVINGS & INVESTMENT PLANS

                                                  10/31/97             10/31/98           10/31/97           10/31/98
                                             ------------------------------------    -----------------------------------
CASH/EQUIVALENTS:
       Non-Interest Bearing                  ($      535,778)    ($      110,637)    ($       32,619)    $             0
       Interest Bearing Cash                 $     2,683,385     ($       98,966)    $             0     $             0
                                             ---------------     ---------------     ---------------     ---------------
             TOTAL CASH/EQUIVALENTS          $     2,147,607     ($      203,885)    ($       32,619)    $             0
                                             ---------------     ---------------     ---------------     ---------------
RECEIVABLES                                  $   100,949,571     $    54,319,006     $    11,609,621     $       545,837
                                             ---------------     ---------------     ---------------     ---------------

GENERAL INVESTMENTS:
       Long Term U.S. Gov't Securities       $    26,106,325     $    77,973,815     $    18,251,094     $    21,817,176
       Short Term U.S. Gov't Securities      $             0     $     3,796,364     $       133,414     $             0
       Corporate Debt - Long Term            $    39,280,506     $    57,499,636     $     7,542,524     $     8,163,564
       Corporate Debt - Short Term           $     3,142,545     $    38,641,199     $       100,380     $       100,018
       Corporate Stocks - Preferred          $     1,697,910     $     5,120,921     $             0     $             0
       Corporate Stocks - Convertible        $             0     $       922,024     $             0     $             0
       Corporate Stocks - Common             $   568,799,792     $   589,754,595     $   380,020,756     $   418,732,477
       Shares of Registered Investment Co.   $             0     $     6,935,960     $             0     $             0
       Real Estate Pooled Funds              $             0     $    31,667,191     $             0     $             0
       Value of Interest in Pooled Funds     $    94,003,448     $     5,132,335     $    14,663,025     $    25,600,238
       Guaranteed Investment Contracts       $    41,790,582     $             0     $             0     $   596,453,446
                                             ---------------     ---------------     ---------------     ---------------
             TOTAL INVESTMENTS               $   774,821,108     $   817,444,040     $   420,711,193     $ 1,070,866,919
                                             ---------------     ---------------     ---------------     ---------------
             TOTAL ASSETS                    $   877,918,286     $   871,559,161     $   432,288,195     $ 1,071,412,756
                                             ---------------     ---------------     ---------------     ---------------
PAYABLES
       Unsettled Trades                      ($  103,169,276)    ($  103,673,829)    ($   14,289,335)    ($      121,036)
       Investment Service Fees               ($      495,436)    ($      843,282)    ($       96,265)
                                             ---------------     ---------------     ---------------     ---------------
             TOTAL LIABILITIES               ($  103,664,712)    ($  104,517,111)    ($   14,385,600)    ($      121,036)
                                             ---------------     ---------------     ---------------     ---------------
             NET ASSETS                      $   774,253,574     $   767,042,050     $   417,902,595     $ 1,071,291,720
                                             ===============     ===============     ===============     ===============

Percentage Interest held by the Plan                     0.0%                0.0%               50.1%               43.6%



                                                            TOTAL

                                                 10/31/97            10/31/98
                                             ------------------------------------
CASH/EQUIVALENTS:
       Non-Interest Bearing                  ($      568,397)    ($      110,637)
       Interest Bearing Cash                 $     2,683,385     ($       98,966)
                                             ---------------     ---------------
             TOTAL CASH/EQUIVALENTS          $     2,114,988     ($      203,885)
                                             ---------------     ---------------
RECEIVABLES                                  $   112,559,192     $    54,864,843
                                             ---------------     ---------------
GENERAL INVESTMENTS:
       Long Term U.S. Gov't Securities       $    44,357,419     $    99,790,991
       Short Term U.S. Gov't Securities      $       133,414     $     3,796,364
       Corporate Debt - Long Term            $    46,823,030     $    65,663,200
       Corporate Debt - Short Term           $     3,242,925     $    38,741,217
       Corporate Stocks - Preferred          $     1,697,910     $     5,120,921
       Corporate Stocks - Convertible        $             0     $       922,024
       Corporate Stocks - Common             $   948,820,548     $ 1,008,487,072
       Shares of Registered Investment Co.   $             0     $     6,935,960
       Real Estate Pooled Funds              $             0     $    31,667,191
       Value of Interest in Pooled Funds     $   108,666,473     $    30,732,573
       Guaranteed Investment Contracts       $    41,790,582     $   596,453,446
                                             ---------------     ---------------
             TOTAL INVESTMENTS               $ 1,195,532,301     $ 1,888,310,959
                                             ---------------     ---------------
             TOTAL ASSETS                    $ 1,310,206,481     $ 1,942,971,917
                                             ---------------     ---------------
PAYABLES
       Unsettled Trades                      ($  117,458,611)    ($  103,794,865)
       Investment Service Fees               ($      591,701)    ($      843,282)
                                             ---------------     ---------------
             TOTAL LIABILITIES               ($  118,050,312)    ($  104,638,147)
                                             ---------------     ---------------
             NET ASSETS                      $ 1,192,156,169     $ 1,838,333,770
                                             ===============     ===============

Percentage Interest held by the Plan                    17.6%               25.4%

KELLOGG COMPANY SALARIED                                                      13
SAVINGS AND INVESTMENT PLAN


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
4. MASTER TRUST (CONTINUED)

                          KELLOGG COMPANY MASTER TRUST
             SCHEDULE OF INCOME AND EXPENSES, CHANGES IN NET ASSETS
  AND NET INCREASE (DECREASE) IN NET ASSETS OF MASTER TRUST INVESTMENT ACCOUNTS


                                                PENSION PLANS                  SAVINGS & INVESTMENT PLANS

                                          10/31/97          10/31/98            10/31/97         10/31/98
                                    ----------------------------------    ----------------------------------
Transfer of Assets Into
   Investment Account               $   187,169,786    $   255,942,199    $   441,501,150    $   983,281,696
Earnings on Investments
   Interest                         $    10,683,275    $    11,632,552    $     1,679,043    $    15,642,346
   Dividends                        $     4,790,038    $     4,119,739    $     2,409,770    $     2,870,015
   Corporate Actions                $        86,594    $       863,853    $             0    $             0
   Pooled Fund Distributions        $     2,662,638    ($    1,419,783)   $             0    $             0
   Miscellaneous                    $         2,762    $        27,366    $             0    $        84,218
   Net Realized Gain/(Loss)         $    84,030,675    $    60,398,448    $    10,375,664    $   144,506,990
                                    ----------------------------------    ----------------------------------
TOTAL ADDITIONS                     $   289,425,768    $   331,564,373    $   455,965,627    $ 1,146,385,265
                                    ----------------------------------    ----------------------------------
Transfer of Assets Out of
   Investment Account               ($  197,877,441)   ($  301,407,880)   ($  378,952,686)   ($  371,933,159)
Fees and Commissions                ($    1,627,714)   ($    2,981,585)   ($      180,330)   ($      572,075)
                                    ----------------------------------    ----------------------------------
TOTAL DISTRIBUTIONS                 ($  199,505,155)   ($  304,389,465)   ($  379,133,016)   ($  372,505,234)
                                    ----------------------------------    ----------------------------------
Change in Unrealized Appreciation   $    39,043,479    ($   34,386,432)   $    72,487,435    ($  120,490,906)
                                    ----------------------------------    ----------------------------------
NET CHANGE IN ASSETS                $   128,964,092    ($    7,211,524)   $   149,320,046    $   653,389,125
Net Assets at Beginning of Year     $   645,289,482    $   774,253,574    $   268,582,549    $   417,902,595
                                    ----------------------------------    ----------------------------------
Net Assets at End of Year           $   774,253,574    $   767,042,050    $   417,902,595    $ 1,071,291,720
                                    ==================================    ==================================



                                                  TOTAL

                                         10/31/97          10/31/98
                                    ----------------------------------
Transfer of Assets Into
   Investment Account               $   628,670,936    $ 1,239,223,895
Earnings on Investments
   Interest                         $    12,362,318    $    27,274,898
   Dividends                        $     7,199,808    $     6,989,754
   Corporate Actions                $        86,594    $       863,853
   Pooled Fund Distributions        $     2,662,638    ($    1,419,783)
   Miscellaneous                    $         2,762    $       111,584
   Net Realized Gain/(Loss)         $    94,406,339    $   204,905,438
                                    ----------------------------------
TOTAL ADDITIONS                     $   745,391,395    $ 1,477,949,638
                                    ----------------------------------
Transfer of Assets Out of
   Investment Account               ($  576,830,127)   ($  673,341,039)
Fees and Commissions                ($    1,808,044)   ($    3,553,660)
                                    ----------------------------------
TOTAL DISTRIBUTIONS                 ($  578,638,171)   ($  676,894,699)
                                    ----------------------------------
Change in Unrealized Appreciation   $   111,530,914    ($  154,877,338)
                                    ----------------------------------
NET CHANGE IN ASSETS                $   278,284,138    $   646,177,601
Net Assets at Beginning of Year     $   913,872,031    $ 1,192,156,169
                                    ----------------------------------
Net Assets at End of Year           $ 1,192,156,169    $ 1,838,333,770
                                    ==================================

KELLOGG COMPANY SALARIED                                                      14
SAVINGS AND INVESTMENT PLAN

ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - OCTOBER 31, 1998
--------------------------------------------------------------------------------


                                              MARKET    UNREALIZED
SECURITY DESCRIPTION       COST     PRICE      VALUE    GAIN/LOSS
Loans to participants   $4,677,549   1.00   $4,677,549   $  --
                        ==========          ==========   =====

KELLOGG COMPANY SALARIED                                                      15
SAVINGS AND INVESTMENT PLAN

ITEM 27B - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1998
--------------------------------------------------------------------------------

                                           AMOUNT RECEIVED
                                           DURING REPORTING
IDENTITY AND ADDRESS         ORIGINAL            YEAR             UNPAID                     TERMS
                              AMOUNT     ---------------------   BALANCE AT    ------------------------------------
   OF OBLIGOR                OF LOAN     PRINCIPAL    INTEREST    YEAR END     LOAN DATE  INTEREST RATE   MATURITY   AMOUNTS OVERDUE
Richard D. Chaney               $4,000      $  191      $    3      $   78      11/30/92      6.00%         7/30/98      $   78
RR 3, Box 220
Sullivan, IL 61951

James Earl McGehee               6,000        --          --         5,413      2/29/96       9.50%         2/28/01       5,413
2310 Cowan Loop
Moscow, TN 38057

Darrell D. Glover                4,174        --          --         3,610      11/30/95      9.76%         8/31/02       3,610
11 North Broad
Battle Creek, MI 49017

Rebecca L. Dawson                6,000         634         124       2,657      9/30/95       9.75%         1/31/00       2,657
1129 N. Jackson Street, 13
Milwaukee, WI 53202

Janette R. Jeffries              4,000         350         153       3,650      10/31/97      9.51%         1/31/02       3,650
3124 Kings Canyon Drive
Plano, TX 75025

Martha M. Misenheimer            2,000          90           4          62      11/1/94       7.75%         7/30/98          62
2413 Shelby
Mattoon, IL 61938

William J. Snowden               1,200         420          15           2      5/30/96       8.75%         7/30/98           2
1301 S. 17th
Mattoon, IL 61938


KELLOGG COMPANY SALARIED                                                      16
SAVINGS AND INVESTMENT PLAN

ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS - YEAR ENDED OCTOBER 31, 1998 (1)
--------------------------------------------------------------------------------

                                    CURRENT VALUE AT TRANSACTION DATE
                                    ---------------------------------       COST OF       NET
                                           NET              NET           SECURITIES   REALIZED
IDENTITY OF ISSUE                     PURCHASE PRICE    SALES PRICE          SOLD        GAIN
TBC Inc., Pooled Employee Funds -
  Daily Liquidity Fund                 $55,780,034      $55,800,956      $55,800,956      $--


(1) Represents Plan's interest in a transaction (or a series of transactions of the same issue) in excess of five percent of the Plan's assets available at November 1, 1997.